Exhibit 10.2


                              Employment Agreement
This Employment Agreement (this "Agreement"), dated as of January 13, 2006 (the "Commencement Date"), is between Synthetech, Inc., an Oregon corporation ("Employer"), and Joel D. Melka ("Executive").

                                    RECITALS
A. Employer desires to continue to retain the services of Executive upon the terms and conditions set forth herein. B. Executive desires to continue to provide services to Employer upon the terms and conditions set forth herein.

                                    AGREEMENT
For and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Executive hereby agree as follows:

                                  1. EMPLOYMENT
Employer will continue to employ Executive and Executive accepts continued employment by Employer as its Vice President Operations. Executive will have the authority, subject to Employer's Articles of Incorporation and Bylaws, as may be granted from time to time by Employer's Chief Executive Officer ("CEO"). Executive will perform the duties assigned to him from time to time by Employer's CEO, which relate to the business of Employer or any subsidiaries or parent company of Employer or any business ventures in which Employer or any subsidiaries or parent company of Employer may participate.

                             2. ATTENTION AND EFFORT
Executive will devote the necessary time, ability, attention and effort to Employer's business and will serve its interests during the term of this Agreement.

                                     3. TERM
Unless otherwise terminated pursuant to paragraph 6 of this Agreement, Executive's term of employment under this Agreement shall begin on the Commencement Date and shall expire on the second anniversary thereof; provided, however, that, commencing on such second anniversary and on each anniversary thereafter and subject to paragraph 6, the expiration date of the term of Executive's employment hereunder shall automatically be extended for one additional year unless, not later than the date 90 days prior to the expiration of the then existing term either party gives the other written notice that the expiration date shall not be so extended; and, provided further, that if a Change in Control (as defined in paragraph 7.5) of Employer occurs less than one year prior to the then applicable expiration date (and Executive's employment with Employer is not terminated in connection with such Change in Control), the term of this Agreement shall automatically extend until the first anniversary of the date on which the Change in Control occurs.










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                                 4. COMPENSATION
During the term of this Agreement, Employer agrees to pay or cause to be paid to Executive, and Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

4.1.     Base Salary
Executive's compensation shall consist, in part, of an annual base salary of $120,000, before customary payroll deductions. Such annual base salary shall be paid in substantially equal installments and at the same intervals as other officers of Employer are paid, and shall be prorated for any partial years. The Compensation Committee of the Board of Directors (the "Compensation Committee") shall determine any increases in the annual base salary in future years. The Compensation Committee shall solicit from Employer's CEO recommendations for any such annual base salary increases.

4.2.     Bonus
Executive may be entitled to receive, in addition to the annual base salary described above, an annual bonus in an amount to be determined by the Compensation Committee, in its sole discretion. The Compensation Committee shall solicit from Employer's CEO recommendations for any such annual bonus. The Compensation Committee shall, with input from Employer's CEO, determine the performance objectives for a given fiscal year prior to the beginning of that year and shall, following the Compensation Committee's review of the CEO's assessment as to achievement of those performance objectives, determine achievement by Executive of those objectives in its sole discretion. Any annual bonus will be paid to Executive no later than 30 days after completion of Employer's audited financial statements for the fiscal year for which such bonus applies. If (a) Executive's employment with Employer terminates as a result of expiration of the term of this Agreement or termination (i) by Employer other than for Cause; (ii) by Executive with Good Reason; or (iii) due to Executive's death or total disability (as defined in paragraph 6.3) and (b) actual performance for the fiscal year during which such termination occurs achieves the performance objectives established by the Compensation Committee for such fiscal year, Executive shall be entitled to receive, no later than 30 days after completion of Employer's audited financial statements for the applicable fiscal year, an annual bonus, the amount of which shall be prorated (based on the number of days during such fiscal year Executive was employed by Employer prior to such termination). Notwithstanding the foregoing, the first performance bonus objectives determined by the Compensation Committee shall cover the period from the Commencement Date through the end of fiscal year 2007. However, the CEO may recommend a bonus for fiscal 2006 and, in its sole discretion; the Compensation Committee may approve such bonus.

4.3      Equity Awards
The Compensation Committee shall determine any grants of restricted stock, stock options or other equity-based awards to be made to Executive under Employer's equity compensation plans or otherwise. The Compensation Committee shall solicit from Employer's CEO recommendations for any such grants and awards.










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4.4      Withholding
Employer shall withhold from any payments under this Agreement all federal, state, city or other taxes as may be required pursuant to any applicable law, governmental regulation or ruling.

                                   5. BENEFITS
During the term of this Agreement, Executive will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs as shall be available generally to officers and employees of Employer or which may be provided specifically for Executive from time to time by action of the Compensation Committee (or any other person or committee appointed by the Board of Directors to determine fringe benefit programs).

                                 6. TERMINATION
Employment of Executive pursuant to this Agreement may be terminated as follows, but in any case, the provisions of paragraph 8 hereof shall survive the termination of this Agreement and the termination of Executive's employment hereunder:

6.1.     By Employer
With or without Cause (as defined below), Employer may terminate the employment of Executive at any time during the term of employment upon giving Executive at least thirty (30) days' prior written notice thereof. The effective date of the termination of Executive's employment shall be the date on which such applicable 30-day period expires; provided, however, that Employer may, upon notice to Executive and without reducing Executive's annual base salary during such 30-day period, excuse Executive from any or all of his duties during such period and request Executive to immediately resign as an officer of Employer, whereupon, if requested to so resign, Executive shall immediately resign.

6.2.     By Executive
Executive may terminate his employment at any time upon giving Employer, in the case of termination by Executive (a) other than with Good Reason (as defined below), at least 90 days' prior written notice thereof and (b) with Good Reason, at least 30 days' prior written notice thereof. The effective date of the termination of Executive's employment shall be the date on which such applicable 90 or 30-day period expires; provided, however, that Employer may, upon notice to Executive and without reducing Executive's annual base salary during such 90 or 30-day period, excuse Executive from any or all of his duties during such period and request Executive to immediately resign as an officer of Employer, whereupon, if requested to so resign, Executive shall immediately resign. Any such resignation at Employer's request following Executive's notice of termination other than with Good Reason shall not be deemed to represent termination of Executive's employment by Employer for purposes of this Agreement or otherwise, but shall be deemed voluntary termination by Executive of his employment without Good Reason.

6.3.     Automatic Termination
This Agreement and Executive's employment hereunder shall terminate automatically upon the death or total disability of Executive. The term "total disability" as used herein shall







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mean Executive's inability to perform the duties set forth in paragraph 1 hereof, with or without reasonable accommodation, for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, unless Executive is granted a leave of absence by Employer's Board of Directors. Executive and Employer hereby acknowledge that Executive's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective immediately upon Executive's death or a determination by Employer's Board of Directors of Executive's total disability, as defined herein.

                             7. TERMINATION PAYMENTS
In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 7:

7.1. Termination by Employer Without Cause or by Executive With Good Reason, or Upon a Change in Control of Employer
If Employer terminates Executive's employment without Cause, or if Executive terminates his employment with Good Reason, or if Executive's employment is terminated upon a Change in Control of Employer (as defined in paragraph 7.5 below) in each case prior to the end of the term of this Agreement, Executive shall be entitled to receive (a) termination payments equal to the amount Executive would have received had the then current term (as set forth in paragraph 3) continued until its expiration; (b) any unpaid annual base salary and unpaid fringe benefits under paragraph 5.1 that have accrued as of the date termination of Executive's employment becomes effective (or, if applicable, up to the end of the 90 or 30-day period referenced in paragraph 6.1 or 6.2); and
(c) any unpaid annual bonus pursuant to paragraph 4.2.

7.2 Termination by Executive Without Good Reason; Expiration of Term; Termination Because of Death or Total Disability
In the case of the termination of Executive's employment (a) by Executive without Good reason or (b) as a result of the expiration of the term (as the same may be extended pursuant to paragraph 3) of this Agreement or because of Executive's death or total disability, Executive (or his personal representative, as applicable) shall not be entitled to receive any payments hereunder other than (x) any accrued but unpaid annual base salary and other benefits set forth in clause (b) of paragraph 7.1 hereof and (y) any unpaid annual bonus pursuant to clause (c) of paragraph 7.1 hereof.

7.3.     Termination of Employment With Cause
Notwithstanding anything to the contrary, if Employer terminates Executive's employment for Cause, Executive shall not be entitled to receive any payments hereunder other than those set forth in clause (b) of paragraph 7.1 hereof.

7.4.     Payment Schedule
All payments under this paragraph 7 shall be made to Executive at the same interval as payments of salary were made to Executive immediately prior to termination; provided, however, that any annual bonuses payable pursuant to paragraph 4.2 and this paragraph 7







EMPLOYMENT AGREEMENT
shall be paid pursuant to paragraph 4.2; and, provided further, to the extent necessary to comply with the deferred compensation requirements of section 409A of the Internal Revenue Code of 1986, as amended, that payments during the six months immediately following the termination date (other than payments for accrued but unpaid annual base salary or annual bonus) shall be deferred and paid at the end of such six-month period.

7.5.     Definition of Change in Control
A "Change in Control" of Employer shall mean: (a) any consolidation or merger of Employer in which Employer is not the continuing or surviving corporation or pursuant to which shares of Employer's Common Stock would be converted into the right to receive cash, securities or other property, other than a merger of Employer in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Employer; (c) the acquisition by any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding, for this purpose, Employer) of any shares of Common Stock (or securities convertible into Common Stock), if after making such acquisition, such person is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30% or more of the outstanding Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire common stock); or (d) the failure, for any reason, of the persons comprising the Board of Directors as of the date hereof (the "Incumbent Board") to constitute at least a majority of the Board of Directors; provided, however, that any person whose election or nomination for election was approved by a majority of the persons then comprising the Incumbent Board (other than an election or nomination of a person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, deemed to be a member of the Incumbent Board.

7.6.     Definition of Cause
Whenever reference is made in this Agreement to termination being with or without Cause, "Cause" shall mean cause given by Executive to Employer and shall include the occurrence of one or more of the following events:
              (a) Willful failure or refusal to carry out the lawful duties of Executive described in paragraph 1 hereof or lawful directions of Employer's CEO, which directions are reasonably consistent with the duties herein set forth to be performed by Executive;
              (b) Conviction of or entering a plea of guilty or no contest to a violation by Executive of a state or federal criminal law involving the commission of a crime against Employer or its employees or a felony;
              (c) Continuous misuse of alcohol or controlled substances or illegal substances that materially interferes with Executive's performance of his duties to Employer; deception, fraud, misrepresentation or dishonesty by Executive; any incident materially compromising Executive's reputation or ability to represent Employer with the public; any act or omission by Executive that materially impairs Employer's business, good will or reputation; or any other misconduct; or




EMPLOYMENT AGREEMENT

              (d) Any material violation of any provision of this Agreement that is not cured by Executive within 30 days after receipt of written notice thereof given by Employer.

7.7      Definition of Good Reason
Whenever reference is made in this Agreement to termination being with Good Reason, "Good Reason" means the occurrence, without Executive's written consent, of one or more of the following events:
              (a) Action by Employer which results in a material diminution in the position held by Executive, or the assignment to Executive of duties materially inconsistent with his position with Employer, excluding for this purpose isolated and inadvertent action not taken in bad faith and that is remedied by Employer within 30 days after receipt of written notice thereof given by Executive;
              (b) Failure by Employer to promptly pay Executive any installment or portion of his compensation from Employer when earned and due (excluding for this purpose any inadvertent action not taken in bad faith and that is remedied by Employer promptly after receipt of written notice thereof given by Executive);
              (c) Employer requiring Executive generally to perform his duties to Employer at a location more than 75 miles outside the Albany, Oregon area, excluding for this purpose travel outside such area reasonably required in connection with fulfilling his duties and responsibilities to Employer; or
              (d) Any other material breach by Employer of this Agreement that is not cured by Employer within 30 days after receipt of written notice thereof from Executive.

                               8. NONSOLICITATION

8.1.     Applicability
This paragraph 8 shall survive the termination of Executive's employment with Employer or the expiration of the term of this Agreement.

8.2.     Scope of Nonsolicitation
Executive shall not, during his employment and for a period of two years from the later of (a) the date on which his employment with Employer terminates for any reason; and (b) the date this Agreement expires, directly or indirectly, solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Employer to cease his relationship with Employer or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier of Employer to do business or in any way become associated with any Competitor. A "Competitor" shall include any entity which, directly or indirectly, competes with Employer or produces, markets, distributes or otherwise derives benefit from the production, marketing or distribution of products that compete with products then produced by Employer or the feasibility for production of which Employer is then actually studying, or which is preparing to market or is developing products that will be in competition with the products then produced or being studied or developed by Employer, in








EMPLOYMENT AGREEMENT
each case anywhere within such geographic areas as Employer markets or sells its products at the time of termination of Executive's employment with Employer.

8.3.     Assignment of Intellectual Property
All concepts, designs, machines, devices, uses, processes, technology, trade secrets, works of authorship, customer lists, plans, embodiments, inventions, improvements or related work product (collectively "Intellectual Property") which Executive develops, conceives or first reduces to practice during the term of his employment hereunder or within one year after the termination of his employment hereunder or the expiration of this Agreement, whether working alone or with others, shall be the sole and exclusive property of Employer, together with any and all Intellectual Property rights, including, without limitation, patent or copyright rights, related thereto, and Executive hereby assigns to Employer all of such Intellectual Property. "Intellectual Property" shall include only such concepts, designs, machines, devices, uses, processes, technology, trade secrets, customer lists, plans, embodiments, inventions, improvements and work product which (a) relate to Executive's performance of services under this Agreement, to Employer's field of business or to Employer's actual or demonstrably anticipated research or development, whether or not developed, conceived or first reduced to practice during normal business hours or with the use of any equipment, supplies, facilities or trade secret information or other resource of Employer or (b) are developed, in whole or in part, on Employer's time or developed using Employer's equipment, supplies, facilities or trade secret information, or other resources of Employer, whether or not the work product relates to Employer's field of business or Employer's actual or demonstrably anticipated research.

8.4.     Disclosure and Protection of Inventions
Executive shall disclose in writing all concepts, designs, processes, technology, plans, embodiments, inventions or improvements constituting Intellectual Property to Employer promptly after the development thereof. At Employer's request and at Employer's expense, Executive will assist Employer or its designee in efforts to protect all rights relating to such Intellectual Property. Such assistance may include, without limitation, the following: (a) making application in the United States and in foreign countries for a patent or copyright on any work products specified by Employer; (b) executing documents of assignment to Employer or its designee of all of Executive's right, title and interest in and to any work product and related intellectual property rights; and (c) taking such additional action (including, without limitation, the execution and delivery of documents) to perfect, evidence or vest in Employer or its designee all right, title and interest in and to any Intellectual Property and any rights related thereto.

8.5.     Nondisclosure; Return of Materials
During the term of his employment by Employer and following termination of such employment, he will not disclose (except as required by his duties to Employer), any concept, design, process, technology, trade secret, customer list, plan, embodiment, or invention, any other Intellectual Property or any other confidential information (including, without limitation, customer information), whether patentable or not, of Employer of which Executive becomes informed or aware during his employment, whether or not developed by Executive. In the event of the termination of his employment with Employer or the






EMPLOYMENT AGREEMENT
expiration of this Agreement, Executive will return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to Employer which pertain to his employment with Employer or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

8.6.     Equitable Relief
Executive acknowledges that the provisions of this paragraph 8 are essential to Employer, that Employer would not enter into this Agreement if it did not include this paragraph 8 and that damages sustained by Employer as a result of a breach of this paragraph 8 cannot be adequately remedied by damages, and Executive agrees that Employer, notwithstanding any other provision of this Agreement, including paragraph 13 hereof, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including this paragraph 8.

8.7.     Effect of Violation
Executive and Employer acknowledge and agree that additional consideration has been given for Executive entering into this paragraph 8, such additional consideration, including, certain provisions for termination payments pursuant to paragraph 7 of this Agreement. Violation by Executive of this paragraph 8 shall relieve Employer of any obligation it may have to make such termination payments, but shall not relieve Executive of his obligations under this paragraph 8.

8.8.     Definition of Employer
For purposes of subparagraph 8.2 hereof, "Employer" shall include Employer and any of its subsidiaries or parent corporation and any business ventures in which Employer or any of its subsidiaries or parent corporation may participate.

                        9. REPRESENTATIONS AND WARRANTIES
To induce Employer to enter into this Agreement, Executive represents and warrants to Employer as follows:

9.1      No Violation of Other Agreements
Neither the execution nor the performance of this Agreement by Executive will violate or conflict in any way with any other agreement by which Executive may be bound, or with any other duties imposed upon Executive by corporate or other statutory or common law.

9.2      Patents, Etc.
Executive has prepared and attached hereto as Schedule A a list of all inventions, patent applications and patents made or conceived by Executive prior to the date hereof, which are subject to prior agreement or which Executive desires to exclude from this Agreement, or, if no such list is attached, Executive hereby represents and warrants to Employer that there are no such inventions, patent applications or patents.









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                               10. FORM OF NOTICE
All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission, by overnight delivery by a nationally recognized carrier service or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:
         If to Executive:     Joel Melka
                              4105 Sunset Hills Dr SE
                              Turner, OR 97392
         If to Employer:      Synthetech, Inc
                              1290 Industrial Way
                              Albany, OR 97321-0210
                              Attention: Chief Executive Officer
                              Facsimile No.: 541-967-9424
         Copy to:             Perkins Coie LLP
                              1120 NW Couch Street, Tenth Floor
                              Portland, OR  97209-4128
                              Attention:  David Matheson
                              Facsimile No.: 503-727-2222
If notice is mailed, such notice shall be effective upon mailing, if such notice is sent by overnight delivery, such notice shall be effective upon the next business day following delivery to the courier service, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

                                 11. ASSIGNMENT
This Agreement is personal to Executive and shall not be assignable by Executive. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, legal representatives and permitted assigns.

                                   12. WAIVERS
No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

                                 13. ARBITRATION
Subject to the provisions of subparagraph 8.6 hereof, any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in Portland, Oregon, in accordance with the Commercial Arbitration Rules of the American Arbitration







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Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Employer and Executive or chosen in accordance with the AAA Rules, except that (a) the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery and (b) the arbitration may be conducted by AAA or by such other arbitration service as the parties agree. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                            14. AMENDMENTS IN WRITING
No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Executive.

                            15. APPLICABLE LAW; VENUE
This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Oregon, without regard to any rules governing conflicts of laws. Subject to paragraph 13, the parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in Multnomah County, Oregon in connection with any action relating to this Agreement.

                                16. SEVERABILITY
If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

                                  17. HEADINGS
All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.







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                                18. COUNTERPARTS
This Agreement, and any amendment or modification entered into pursuant to paragraph 14 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                              19. ENTIRE AGREEMENT
This Agreement on and as of the date hereof constitutes the entire agreement between Employer and Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Executive with respect to such subject matter are hereby superseded and nullified in their entireties.













































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IN WITNESS WHEREOF, the parties have executed and entered into this Employment Agreement on the date set forth above.



                                     EXECUTIVE:

                                     __________________________________________
                                     Name: ____________________________________



                                     EMPLOYER:

                                     SYNTHETECH, INC.


                                     By _______________________________________
                                     Title:







































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                                   SCHEDULE A

                                  Patents, etc.























































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